WACHOVIA CORPORATION
                  RATIO OF EARNINGS TO FIXED CHARGES                  EXHIBIT 12




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                                                 Six Months                  Year
                                                    Ended                   Ended
                                                  June 30,                December 31,
(A) EXCLUDING INTEREST ON DEPOSITS                  1998                     1997
                                              ------------              -------------
Earnings:
  Income before income taxes                     $602,952                 $869,119
  Less capitalized interest                          (436)                    (167)
  Fixed charges                                   486,214                  884,806
                                              ------------              -----------
    Earnings as adjusted                       $1,088,730               $1,753,758
                                              ============              ===========

Fixed charges:
  Interest on purchased and other
   short term borrowed funds                     $284,719                 $478,162
  Interest on long-term debt                      190,115                  387,107
  Portion of rents representative of the
   interest factor (1/3) of rental expense         11,380                   19,537
                                              ------------              -----------
    Fixed charges                                $486,214                 $884,806
                                              ============              ===========


Ratio of earnings to fixed charges                   2.24X                    1.98X

(B) INCLUDING INTEREST ON DEPOSITS:
  Adjusted earnings from (A) above             $1,088,730               $1,753,758
  Add interest on deposits                        690,906                1,303,549
                                              ------------              -----------
Earnings as adjusted                           $1,779,636               $3,057,307
                                              ============              ===========

Fixed charges:
  Fixed charges from (A) above                   $486,214                 $884,806
  Interest on deposits                            690,906                1,303,549
                                              ------------              -----------
Adjusted fixed charges                         $1,177,120               $2,188,355
                                              ============              ===========

Adjusted earnings to adjusted fixed                  1.51X                    1.40X
 charges


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